Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements on Form S-8 (File Nos. 333-55156, 333-102097, and 333-115410) each pertaining to the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan, as amended;

2)	Registration Statements on Form S-8 (File Nos. 333-66544, 333-192235, and 333-222733) pertaining to the Stericycle, Inc. Employee Stock Purchase Plan, as amended;

3)	Registration Statement on Form S-8 (File No. 333-127353) pertaining to the Stericycle, Inc. 2005 Incentive Stock Plan, as amended;

4)	Registration Statement on Form S-8 (File No. 333-152877) pertaining to the Stericycle, Inc. 2008 Incentive Stock Plan, as amended;

5)	Registration Statement on Form S-8 (File No. 333-176165) pertaining to the Stericycle, Inc. 2011 Incentive Stock Plan;

6)	Registration Statement on Form S-8 (File No. 333-201236) pertaining to the Stericycle, Inc. 2014 Incentive Stock Plan;

7)	Registration Statement on Form S-8 (File No. 333-214611) pertaining to the Stericycle, Inc. Canadian Employee Stock Purchase Plan;

1.	Registration Statement on Form S-8 (File No. 333-222735) pertaining to the Stericycle, Inc. 2017 Long-Term Incentive Plan; BFI Medical Waste, Inc. (Delaware)
2.	Boost GP Acquisition HoldCo, LLC (Delaware)
3.	Shred-it US HoldCo, Inc. (Delaware)
4.	Stericycle Communication Solutions, Inc. (Delaware)
5.	Stericycle Environmental Solutions, Inc. (Delaware) (f/k/a PSC Holdings, Inc.)
6.	Stericycle International, LLC (Delaware)
7.	Stericycle Management, LLC (Delaware)
8.	Stericycle Specialty Waste Solutions, Inc. (Delaware)
9.	The MPB Group, LLC (Delaware)

Non-US Subsidiaries*

1.	Habitat Ecologico S. A. (Argentina)
2.	Medam Srl (Mexico)
3.	Metalchem DRS BVBA (Belgium)
4.	SRCL Cyprus, Ltd. (Cyprus)
5.	SRCL Ireland Limited (Ireland)
6.	Stericycle Romania, Srl (Romania)
7.	Stericycle Brazil, Ltd. (Brazil)
8.	Stericycle Co Ltd. (Japan)

Exhibit 23

9.	Stericycle Chile SA (Chile)
10.	Stericycle Espana SL (Spain)
11.	Stericycle Europe Sarl (Luxembourg)
12.	Stericycle International Holdings Ltd (UK)
13.	Stericycle Netherlands Holdings BV (Netherlands)
14.	Stericycle Portugal Lda (Portugal)
15.	Stericycle ULC (Canada)
16.	Shred-it France SAS (France)
17.	Shred-it Germany (Germany)
18.	Stericycle Korea Co Ltd. (Korea)
19.	Stericycle Australia Pty (Australia)
20.	Stericycle of Puerto Rico, Inc. (Puerto Rico)
8)	and

9)

Registration Statement on Form S-3 (File No. 333-206814) of Stericycle, Inc. and in the related Prospectus pertaining to the registration of shares of the Company’s common stock, preferred stock, and depositary shares of our reports dated February 23, 2018, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and the effectiveness of internal control over financial reporting of Stericycle, Inc., included in this Annual Report (Form 10-K) of Stericycle, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Chicago, Illinois

February 23, 2018